Exhibit 99.1

Acura Pharmaceuticals Meets NASDAQ’s Continuing Listing Requirement

Palatine, IL - (September 16, 2015) -- Acura Pharmaceuticals Inc. (NASDAQ: ACUR) (the “Company”), announced that on September 15, 2015, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market confirming that for the last 10 consecutive business days, from August 28 to September 14, 2015, the closing bid price of the Company’s common stock has been equal to or in excess of the $1.00 per share minimum bid price requirement for continued listing, as required by Nasdaq Listing Rule 5550(a)(2) and the Company was once again in compliance with the rule. The letter further stated that this matter, which had been previously communicated to the Company in the Staff’s non-compliance notices dated September 18, 2014 and March 19, 2015, is now closed.

“We are pleased to have satisfied the listing requirement and that our common stock will continue to trade on The NASDAQ Capital Market”, commented Peter Clemens, Sr. VP and CFO of Acura. “We believe this allows for broader interest by institutional investors and greater liquidity for all shareholders.”

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary LIMITX™, AVERSION® and IMPEDE® Technologies. LIMITX contains ingredients that are intended to reduce or limit the rate or extent of opioid release when multiple tablets are ingested. AVERSION contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages if the product is snorted. IMPEDE is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved our Oxaydo™ (oxycodone HCl immediate-release tablets) which incorporates the AVERSION Technology. On January 7, 2015, we entered into a Collaboration and License Agreement with Egalet US, Inc. and Egalet Ltd., each a subsidiary of Egalet Corporation, pursuant to which we licensed to Egalet worldwide rights to manufacture and commercialize Oxaydo. On September 9, 2015 we announced that Egalet has commercially launched Oxaydo in the United States.

Acura also markets NEXAFED® and NEXAFED® Sinus, which are pseudoephedrine containing products that utilize the IMPEDE Technology.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our ability to raise capital, the interest of institutional investors in, and the liquidity of, our common stock, our ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, our and our licensee’s ability to successfully launch and commercialize our products and technologies including Oxaydo Tablets and Nexafed Tablets, the price discounting that may be offered by Egalet for Oxaydo, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of pharmacies to stock our Nexafed products, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our other product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increased cost of insurance and the availability of product liability insurance coverage, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet over-the-counter, or OTC, Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates formulated with our Aversion or Limitx technologies will ultimately deter abuse in commercial settings and whether our Impede technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” Predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

Acura Investor Relations

investors@acurapharm.com

847-705-7709

Acura Media Relations

pr@acurapharm.com

847-705-7709